Exhibit 99.1

September 29, 2005

Verdas Invest Ltd.

C/O Meyer Lustenberger

Attention: Alexander Vogel
Forchstrasse 452, P.O.Box 832
8029 Zurich

Attention: Jorge Eduardo Vasquez Pinto, President

Dear Sirs:

Reference is made to that certain promissory note (the “Note”) dated January 10, 2005 signed by you as “Purchaser” in favor of Genetronics Biomedical Corporation as “Holder” in the principal; amount of $2,430,000. Capitalized terms used herein shall have the same meanings as used in the Note.

This will confirm that upon the undersigned’s receipt on or before September 30, 2005 of your signed acknowledgement and agreement to the terms of this letter in the space indicated below, the Due Date of the Note shall be extended to November 30, 2005. All other terms and conditions of the Note shall be and remain in full force and effect.

Kindly so indicate your acknowledgement and agreement by dating and returning the enclosed copy of this letter in the space provided below.

Sincerely,

INOVIO BIOMEDICAL CORPORATION
(formerly known as Genetronics Biomedical Corporation)

By: /s/ Avtar Dhillon Name: Title:	Avtar Dhillon Chief Executive Officer

Acknowledged and Agreed on September 29, 2005

VERDAS INVEST LTD.

By: /s/ Jorge Eduardo Vasquez Pinto
Name: Jorge Eduardo Vasquez Pinto
Title: President